Calculation of Filing Fee Tables
S-3
Orchestra BioMed Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	6,027,890	$ 3.85	$ 23,207,376.50	0.0001381	$ 3,204.94
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	Other	2,000,000	$ 3.85	$ 7,700,000.00	0.0001381	$ 1,063.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,907,376.50		$ 4,268.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,268.31
Offering Note
[1]	(1) The "Amount Registered" consists of a maximum of 6,027,890 shares of the Registrant's common stock(the "Common Stock") to be sold by the selling stockholders. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock in connection with any stock dividend, stock split, recapitalization or other similar transactions. The "Proposed Maximum Offering Price" is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, and is calculated based on $3.85 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Market on October 28, 2025, which is a date within five business days prior to the date of filing the Registration Statement.

[2]	(2) The "Amount Registered" consists of a maximum of 2,000,000 shares of the Registrant's Common Stock issuable to the selling stockholders upon exercise of warrants. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock in connection with any stock dividend, stock split, recapitalization or other similar transactions. The "Proposed Maximum Offering Price" is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, and is calculated based on $3.85 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Market on October 28, 2025, which is a date within five business days prior to the date of filing the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A